UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 07, 2023

Yellow Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Commerce Street, Suite 1120
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (913) 696-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 and Limited Waiver to Amended and Restated Credit Agreement

On July 7, 2023, but effective as of June 30, 2023, Yellow Corporation (the “Company”) and certain of its subsidiaries entered into Amendment No. 3 and Limited Waiver to the Amended and Restated Credit Agreement (“Amendment No. 3”), which further amended its Amended and Restated Credit Agreement (as previously amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of April 7, 2020 and that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of July 7, 2020, and as amended by Amendment No. 3, the “A&R Credit Agreement”), dated as of September 11, 2019, by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Alter Domus Products Corp., as administrative agent and collateral agent.

Amendment No. 3, among other things:

(a)
provides for a waiver of the minimum Consolidated EBITDA financial covenant set forth in the A&R Credit Agreement for the covenant testing periods ending on June 30, 2023 and September 30, 2023;
(b)
beginning July 12, 2023, requires weekly delivery of a liquidity report setting forth, among other things, the aggregate amount of “Liquidity,” with such amount being calculated as the sum of (i) unrestricted cash on hand subject to control agreements; (ii) cash in deposit accounts held exclusively for payroll and cash applied as cash deposits in connection with trade contracts (in an aggregate amount for this subclause (ii) not to exceed $7.50 million); and (iii) the amount of “Availability” (as defined in the loan agreement for Company’s asset-based loan facility) of the Company and each of its guarantors under the A&R Credit Agreement (collectively, the “Loan Parties”);
(c)
requires that the Company not permit Liquidity to fall below $35.00 million;
(d)
beginning July 12, 2023, requires weekly delivery of a 13-week consolidated operating budget and a budget variance report comparing the actual results against the forecasted results under the related budget on a line-by-line basis and aggregate basis, and, commencing July 26, 2023, requires a monthly supplement to such budget;
(e)
prohibits aggregate cash receipts and aggregate operating disbursements (excluding certain disbursements and carry-forward), in each case, to be less than 20% of the respective forecasted aggregate cash receipts and forecasted aggregate operating disbursements under the aforementioned budget reports;
(f)
beginning July 17, 2023, requires monthly delivery of a report of key performance indicators as described in the A&R Credit Agreement with respect to the Company and its subsidiaries;
(g)
replaced LIBOR interest rate options with term SOFR-based interest rate options;
(h)
provides for an exit fee in an aggregate amount equal to 2.00% of the outstanding Term Loans, payable upon the earliest to occur of the maturity date of the applicable Term Loan, termination, conversion, and/or payment in full of the A&R Credit Agreement and any acceleration of the A&R Credit Agreement, with a step-down to 1.00% if the A&R Credit Agreement is paid in full with a new financing by September 30, 2023;
(i)
requires appointment of an Operational Advisor by July 12, 2023, who will, among other things, provide financial planning and analysis services and assistance creating the aforementioned budgets;
(j)
provides the Company’s lenders the right to designate one representative to participate solely as a non-voting observer in all meetings of the Company’s board of directors or its committees thereof; and
(k)
requires weekly lender calls with the Operational Advisor and monthly lender calls with senior management, in each case, to discuss, among other things, the reporting described above.

With respect to clause (c) above, the Company’s preliminary cash and cash equivalents balance as of June 30, 2023 was greater than $100.00 million. The final cash and cash equivalents balance will be included in the Company’s Form 10-Q for the quarter ended June 30, 2023, to be filed in August 2023.

All capitalized terms used above but not defined herein shall have the meaning ascribed to such terms in the A&R Credit Agreement. The foregoing description is qualified in its entirety by the full text of Amendment No. 3, which is filed as Exhibit 1.1 hereto.

Waiver Under UST Credit Agreements

On July 7, 2023, the Company entered into a Waiver Agreement (the “Waiver”) under (i) that certain UST Tranche A Term Loan Credit Agreement (the “Tranche A UST Credit Agreement”) with The Bank of New York Mellon, as administrative agent and collateral agent, and (ii) that certain UST Tranche B Term Loan Credit Agreement (the “Tranche B UST Credit Agreement” and together with the Tranche A UST Credit Agreement, the “UST Credit Agreements”) with The Bank of New York Mellon, as administrative agent and collateral agent. The Waiver provides for a waiver of the minimum Consolidated EBITDA financial covenant set forth in the UST Credit Agreements for the covenant testing period ending on June 30, 2023.

All capitalized terms used above but not defined herein shall have the meaning ascribed to such terms in the UST Credit Agreements. The foregoing description is qualified in its entirety by the full text of the Waiver, which is filed as Exhibit 1.2 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 8.01 Other Events.

Update Regarding Sale of Property and Loan Paydown

The Company closed on the sale of an obsolete terminal property in Compton, CA with a third-party purchaser for a sale price of $80.00 million. In accordance with the terms and conditions of Amendment No. 3, the net proceeds of such sale, in an amount of $79.49 million, were applied to the outstanding principal balance of the Company’s credit facility under the A&R Credit Agreement. The remaining amount of proceeds were used to pay the fees incurred by the Company in connection with such sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1

Amendment No. 3 and Limited Waiver, dated as of July 7, 2023, to that certain Amended and Restated Credit Agreement, dated as of September 11, 2019, by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Alter Domus Products Corp., as administrative agent and collateral agent

1.2	Waiver Agreement, dated as of July 7, 2023, to those certain UST Credit Agreements with The Bank of New York Mellon, as administrative agent and collateral agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

Date:	July 10, 2023	By:	/s/ Leah K. Dawson
Leah K. Dawson Executive Vice President, General Counsel and Secretary